Exhibit 10.3

Company Lock-up Agreement

[●], 2020

F-Star Therapeutics Limited

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT

UK

Re:F-Star Therapeutics Limited

Ladies and Gentlemen:

The undersigned of this lock-up agreement (this “Lock-Up Agreement”) understands that Spring Bank Pharmaceuticals, Inc., a Delaware corporation (“Company”), proposes to enter into a Share Exchange Agreement (the “Share Exchange Agreement”) with F-Star Therapeutics Limited, a company registered in England and Wales with company number 11532458 (“F-Star”), and the Persons listed on Schedule I to the Share Exchange Agreement (the “Sellers”), pursuant to which the Sellers will sell, transfer and convey to Company, and Company will purchase from Sellers, all of the issued and outstanding F-Star Shares (the “Acquisition”) on the terms set forth in the Share Exchange Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Share Exchange Agreement.

As a material inducement to each of Company, F-Star and the Sellers to enter into the Share Exchange Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of F-Star, the undersigned will not, during the period commencing on the date hereof and ending on the date that is 180 days after the Closing Date (the “Lock-Up Period”), directly or indirectly:

(i)

offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any Person in privity with the undersigned or any Affiliate of the undersigned), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock (including without limitation, Company Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Stockholder’s Shares”);

(ii)

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Common Stock or such other securities, in each case above, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned and whether any such transaction described in this clause (ii) or clause (i) above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise;

(iii)

make any demand for or exercise any similar right with respect to the registration of any shares of Company Common Stock or any security convertible into or exercisable or exchangeable for Company Common Stock;

(iv)

except for the Company Voting Agreement, grant any proxies or powers of attorney with respect to any of the Stockholders’ Shares, deposit any of the Stockholder’s Shares into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any of the Stockholder’s Shares; or

(v)	publicly disclose the intention to do any of the foregoing.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	transfers of Company Common Stock or securities convertible into or exercisable or exchangeable for Company Common Stock:

(i)

if the undersigned is a natural person, (A) to a Family Member or a trust formed for the benefit of the undersigned or the undersigned’s Family Member, (B) the undersigned’s estate, (C) by bona fide gift, will or intestacy, or (D) any partnership, corporation or limited liability company which is controlled by the undersigned or any such Family Member(s);

(ii)

if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) any distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or

(iii)	if the undersigned is a trust, to a grantor or beneficiary of the trust;

provided, that in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Company a lock-up agreement in the form of this Lock-Up Agreement;

(b)

the exercise of options or warrants to purchase shares of Company Common Stock or the receipt of shares of Company Common Stock upon the vesting of restricted stock awards or vesting and settlement of restricted stock units or performance share units and any related transfer of shares of Company Common Stock to Company or sales of Company Common Stock (i) deemed to occur upon the cashless exercise of such options or exercise of such warrants or (ii) for the purpose of paying the exercise price of such options or warrants or for paying taxes (including estimated taxes) due as a result of the exercise of such options or warrants or as a result of the vesting of such shares of Company Common Stock under such restricted stock awards or the vesting and settlement of such restricted stock units or performance share units (or the disposition to Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan); provided that if any filing is required under Section 16(a) of the Exchange Act in connection with such exercise, sale of Company Common Stock, or receipt, such filing shall include a statement to the effect that such filing and sale, if applicable, is the result of the exercise or receipt of equity-based securities pursuant to the Company’s equity incentive plans;

(c)	transfers by the undersigned of securities acquired in the open market following the Closing; or

(d)

the establishment of a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Company Common Stock; provided that no transfers or sales of Company Common Stock or securities convertible into, or exchangeable or exercisable for, Company Common Stock, shall be made pursuant to such 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that if any announcement or filing under the Exchange Act regarding the establishment or existence of such 10b5-1 Plan shall be required or made voluntarily by the undersigned, the Company or any other person prior to the expiration of the Lock-Up Period, such announcement shall include a statement that sales under such 10b5-1 Plan will not occur until after the expiration of the Lock-Up Period;

provided, further, that in the case of any such transfer, distribution, sale or other arrangement pursuant to any of the foregoing clauses (a) through (d), no filing by any party (donor, donee, transferor or transferee) or the undersigned, or any director affiliated with any party (donor, donee, transferor or transferee) or the undersigned, under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer, distribution, sale or other arrangement, other than a filing on a Form 5 made after the expiration of the Lock-Up Period.

For the avoidance of doubt, in no event shall the terms of this Lock-Up Agreement apply to any shares purchased in the public market following the Closing Date.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Company. In furtherance of the foregoing, the undersigned agrees that Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. F-Star may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the Stockholder’s Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that (a) this Lock-Up Agreement is irrevocable and is binding upon the undersigned’s heirs, legal representatives, successors and assigns and (b) if the Share Exchange Agreement is terminated pursuant to its terms, the undersigned shall be automatically released from all restrictions and obligations under this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon F-Star and Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by F-Star and/or Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to F-Star and Company in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that F-Star and Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which F-Star and Company are entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of F-Star or Company with respect thereto.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

The undersigned agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any prior investor rights agreement, prior registration rights agreement, prior market standoff agreement or any other prior lock-up or similar prior agreement to which the undersigned and either F-Star or Company may be a party, this Lock-Up Agreement supersedes such prior agreement.

This Lock-Up Agreement may be executed by facsimile or electronic (i.e., PDF) transmission, which is deemed an original.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

Print Name of Stockholder:

Signature (for individuals)

Signature (for entities)

By:

Name:

Title:

[Signature Page to Lock-Up Agreement]